                                                FILED PURSUANT TO RULE 424(b)(4)
                                                           FILE NUMBER 333-94365

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 11, 2000)

                               11,891,749 SHARES

                              CISCO SYSTEMS, INC.
                                  COMMON STOCK
                            ------------------------

       A Cisco shareholder is selling all of the shares. The underwriter is offering 11,891,749 shares in the U.S. and Canada.

       The shares are quoted on the Nasdaq National Market under the symbol "CSCO." On February 14, 2000, the average of the high and low price for the common stock was $129.94.

       INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER. THESE INCLUDE THE RISKS IDENTIFIED ON PAGES 6 THROUGH 12 OF OUR MOST RECENTLY FILED FORM 10-K/A, ON PAGES 9 THROUGH 17 OF OUR 8-K/A FILED ON FEBRUARY 3, 2000 AND ON PAGES 21 THROUGH 36 OF OUR MOST RECENTLY FILED FORM 10-Q/A. FUTURE REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION MAY CONTAIN ADDITIONAL RISK FACTORS OR MODIFICATIONS TO EXISTING RISK FACTORS. YOU SHOULD ALSO CONSIDER THESE RISKS AND UNCERTAINTIES.
                            ------------------------

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       The underwriter has agreed to purchase the shares from the selling shareholder at a price of $130.46875 per share less a discount of $1.63 per share. The proceeds to the selling shareholder from the sale will be $1,532,118,077 and the aggregate underwriting discount will be $19,383,550. We will not receive any of the proceeds from the sale of the shares.

       The underwriter proposes to offer the shares of common stock from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

       The shares will be ready for delivery on or about February 17, 2000.
                            ------------------------

                              MERRILL LYNCH & CO.
                            ------------------------

          The date of this prospectus supplement is February 14, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
Underwriting................................................  S-3
Legal Matters...............................................  S-4
Experts.....................................................  S-5

PROSPECTUS
Where You Can Find More Information.........................    2
The Company.................................................    3
Plan of Distribution........................................    3
Selling Shareholder.........................................    5
Legal Matters...............................................    5
Experts.....................................................    5

                            ------------------------

       You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

       Capitalized terms used in this prospectus supplement but not otherwise defined shall have the meanings assigned to them in the accompanying prospectus.

                                  UNDERWRITING

GENERAL

       Subject to the terms and conditions set forth in a purchase agreement among us, the selling shareholder and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholder 11,891,749 shares of our common stock.

       In the purchase agreement, the underwriter has agreed, subject to the terms and conditions set forth in the agreement, to purchase all of the shares of our common stock being sold pursuant to the agreement if any of the shares of Cisco common stock being sold under the agreement are purchased. The offering of the shares is contingent upon the closing of the Transaction.

       We and the selling shareholder have agreed to indemnify the underwriter against liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

       The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and certain other conditions, including the validity of the shares, contained in the purchase agreement, such as the receipt by the underwriter of an officer's certificate. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

       The underwriter has advised us and the selling shareholder that it proposes to offer the shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

       The underwriter has agreed to purchase the shares from the selling shareholder at a price of $130.46875 per share less a discount of $1.63 per share.

       The expenses of the offering are estimated at $580,000. We will also bear up to $20 million of the commissions and discounts attributable to the sale of the shares.

QUOTATION ON THE NASDAQ NATIONAL MARKET

       The shares are quoted on the Nasdaq National Market under the symbol "CSCO."

SHORT POSITIONS

       Until the distribution of the shares is completed, SEC rules may limit the underwriter and some other persons involved in the distribution from bidding for and purchasing our common stock.

       If the underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares than are listed on the cover of this prospectus, the underwriter may reduce that short position by purchasing shares in the open market. Purchases of the common stock to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of such purchases.

       Neither we, the selling shareholder nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we, the selling shareholder nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, if commenced, will not be discontinued without notice.

OTHER RELATIONSHIPS

       Merrill Lynch International is acting as the financial advisor to Pirelli S.p.A. in the Transaction, for which it has received customary fees and commissions. In addition, the underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

SELLING RESTRICTIONS

       In the United Kingdom, the shares may only be offered or sold to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not, and will not, constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. This document is being distributed on the basis that each person in the United Kingdom to whom this document is issued is a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 and, accordingly, by accepting delivery of this document the recipient warrants and acknowledges that it is a person falling within that Article.

       In Italy, this document has not been submitted to the clearance procedure of Commissione Nazionale per la Societa e la Borsa ("CONSOB") and, therefore, the shares may not be offered, sold or delivered, nor may copies of this document or of any other document relating to the shares be distributed, in Italy, except to professional investors ("operatori qualificati"), as defined in
Article 31.2 of CONSOB Regulation No. 11522 of July 1, 1998.

       The shares may be offered and sold in the Federal Republic of Germany only in accordance with the provisions of the Securities Sales Prospectus Act of the Federal Republic of German (Wertpapier-Verkaufsprospektgesetz) and any other applicable German law. Consequently, in Germany, the shares will only be available to persons who by profession or by trade business buy or sell securities for their own or a third party's account.

       In France, the shares may not be directly or indirectly offered or sold to the public, and offers and sales of the shares will only be made in France to qualified investors or to a close circle of investors, in accordance with
Article 6-II of Ordinance no. 67-833 dated September 28, 1967, as amended, and Decree no. 98-880 dated October 1, 1998. Accordingly, this document has not been submitted to the Commission des Operations de Bourse. Neither this document nor any other offering material may be distributed to the public in France.

       The shares may not be offered or sold directly or indirectly by way of a public offering in Belgium. Consequently, in Belgium, the shares may only be offered or sold to registered Belgian credit institutions, European Economic Area banks having a branch in Belgium, registered Belgian stockbroking companies, investment funds registered with the Belgian Banking and Finance Commission or insurance companies and pension funds registered with the Belgian Insurance Control Authority, provided in each case that these institutions are investing for their own account.

       The shares may be offered and sold in the Republic of Ireland only to persons in context of their trades, professions or occupations or otherwise in circumstances that have not resulted, and will not result, in an offer to the public in the Republic of Ireland to which the European Communities (Transferable Securities and Stock Exchange) Regulations, 1992 of Ireland would apply.

       This document has not and will not be registered with the Swedish Financial Supervisory Authority. Accordingly, this document may not be made available, nor may the shares otherwise be marketed and offered for sale, in Sweden under the Financial Instruments Trading Act (1991:980).

                                 LEGAL MATTERS

       The validity of the common stock offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins, New York, New York.

                                    EXPERTS

       The consolidated financial statements of Cisco Systems, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended July 31, 1999 and supplementary consolidated financial statements as of July 31, 1999 and July 25, 1998 and for each of the three years in the period ended July 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed February 3, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

       PricewaterhouseCoopers LLP ("PWC"), Cisco's independent accountants, have notified Cisco that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Securities and Exchange Commission, of PWC's compliance with auditor independence guidelines. PWC has advised Cisco that Cisco is one of the companies affected by such discussions. Cisco is not involved in the discussions between the Securities and Exchange Commission and PWC and cannot predict the result of those discussions.

                               20,000,000 SHARES

                              CISCO SYSTEMS, INC.

                                  COMMON STOCK

       This prospectus relates to the public offering, which may be underwritten, of up to 20,000,000 shares of our common stock which will be issued in connection with the closing of the Share Purchase Agreement dated as of December 20, 1999, by and among us, one of our subsidiaries, Pirelli S.p.A. and two of its subsidiaries (the "Transaction"). One of the Pirelli subsidiaries, Pirelli Cable Holding, N.V., will be the recipient of the shares. For purposes of this prospectus, we refer to them as the selling shareholder.

       The prices at which such selling shareholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated or underwritten transactions. We will not receive any of the proceeds from the sale of the shares.

       Our common stock is quoted on the Nasdaq National Market under the symbol "CSCO." On February 7, 2000, the average of the high and low price for the common stock was $123.97.

       INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER. THESE INCLUDE THE RISKS IDENTIFIED ON PAGES 6 THROUGH 12 OF OUR MOST RECENTLY FILED FORM 10-K/A, ON PAGES 9 THROUGH 17 OF OUR 8-K/A FILED ON FEBRUARY 3, 2000 AND ON PAGES 21 THROUGH 36 OF OUR MOST RECENTLY FILED FORM 10-Q/A. FUTURE REPORTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION MAY CONTAIN ADDITIONAL RISK FACTORS OR MODIFICATIONS TO EXISTING RISK FACTORS. YOU SHOULD ALSO CONSIDER THESE RISKS AND UNCERTAINTIES.
                           -------------------------

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                           -------------------------

               The date of this Prospectus is February 11, 2000.

       No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Cisco Systems, Inc. (referred to in this prospectus as "we", "Cisco" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                      WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from our web site at http://www.cisco.com or at the SEC's web site at http://www.sec.gov.

       The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

          (a) Cisco's Annual Report on Form 10-K for the fiscal year ended July 31, 1999, filed September 28, 1999, as amended by the Annual Report on Form 10-K/A filed on February 3, 2000, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 1999 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 31, 1999;

          (b) Cisco's Quarterly Report on Form 10-Q for the quarter ended October 30, 1999 as amended by the Quarterly Report on Form 10-Q/A filed on February 3, 2000;

          (c)  Cisco's Current Report on Form 8-K filed December 22, 1999;

          (d) Cisco's Current Report on Form 8-K filed December 15 , 1999, as amended by the Current Report on Form 8-K/A filed on February 3, 2000;

          (e)  Cisco's Current Report on Form 8-K filed November 17, 1999;

          (f) The description of Cisco common stock contained in its registration statement on Form 8-A filed January 8, 1990, including any amendments or reports filed for the purpose of updating such descriptions; and

          (g) The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

       You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

       Larry R. Carter
       Senior Vice President, Chief Financial Officer and Secretary Cisco Systems, Inc.
       255 West Tasman Drive
       San Jose, CA 95134
       408-526-4000

       You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

       Cisco's principal executive offices are located at 255 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION

       Cisco is registering all 20,000,000 shares on behalf of the selling shareholder. The shares will be issued by us at the closing of the Transaction. Cisco will receive no proceeds from this offering. The selling shareholder named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholder") may sell the shares from time to time. The Selling Shareholder will act independently of Cisco in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - in underwritten offering through a broker-dealer,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - in privately negotiated transactions.

       To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in the resales.

       The Selling Shareholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholder. The Selling Shareholder also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

       Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Shareholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

       The Selling Shareholder has advised Cisco that as of the date here of it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities.

       The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

       Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholder. Cisco will make copies of this prospectus available to the Selling Shareholder and has informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

       Cisco will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special or underwritten offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such Selling Shareholder and of the participating broker-dealer(s),

     - the number of shares involved,

     - the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     - other facts material to the transaction.

       In addition, upon being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, Cisco will file a supplement to this prospectus.

       Cisco will bear all costs, expenses and fees in connection with the registration of the shares. Cisco will also bear up to $20 million of any hedging fees or commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities in connection with the offering of the shares arising under the Securities Act.

                              SELLING SHAREHOLDER

       The following table sets forth the maximum number of shares that will be owned by the Selling Shareholder upon the closing of the Transaction. The Selling Shareholder has not had a material relationship with Cisco within the past three years other than as a result of the ownership of the shares or other securities of Cisco. No estimate can be given as to the amount of shares that will be held by the Selling Shareholder after completion of this offering because the Selling Shareholder may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Shareholder named below.

                                                              NUMBER OF SHARES   NUMBER OF SHARES
                                                                BENEFICIALLY      REGISTERED FOR
               NAME OF SELLING SHAREHOLDER(1)                     OWNED(2)        SALE HEREBY(3)
               ------------------------------                 ----------------   ----------------
Pirelli Cable Holding N.V. .................................     20,000,000         20,000,000

---------------
(1) Pirelli Cable Holding N.V. is a wholly owned subsidiary of Pirelli S.p.A. Pirelli S.p.A. is a publicly-owned company listed on the Milan Stock Exchange. Pirelli & Co. owns 30.5% of Pirelli S.p.A. and is its largest shareholder. Pirelli & Co. is a publicly-owned company listed on the Milan Stock Exchange. Camfin owns 23.3% of Pirelli & Co. and is its largest shareholder. Camfin is a publicly-owned company listed on the Milan Stock Exchange. A private company called GPI controls 53.6% of Camfin and Marco Tronchetti Provera controls 53% of the equity of GPI. The Chairman of Pirelli S.p.A., Marco Tronchetti Provera, is also the Chairman of Pirelli & Co. and Camfin.

(2) This represents the maximum number of shares to be issued at the closing of the Transaction. The exact number of shares will be determined at the close of the trading day on the Nasdaq Stock Market immediately preceding the closing date of the Transaction. The aggregate number represents less than once percent of the common stock of Cisco.

(3) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Cisco's outstanding shares of common stock.

                                 LEGAL MATTERS

       The validity of the securities offered hereby will be passed upon for Cisco by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

       The consolidated financial statements of Cisco Systems, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended July 31, 1999 and supplementary consolidated financial statements as of July 31, 1999 and July 25, 1998 and for each of the three years in the period ended July 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed February 3, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

       PricewaterhouseCoopers LLP ("PWC"), Cisco's independent accountants, has notified Cisco that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Securities and Exchange Commission, of PWC's compliance with auditor independence guidelines. PWC has advised Cisco that Cisco is one of the companies affected by such discussions. Cisco is not involved in the discussions between the Securities and Exchange Commission and PWC and cannot predict the result of those discussions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

                           -------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................   2
The Company.................................................   3
Plan of Distribution........................................   3
Selling Shareholder.........................................   5
Legal Matters...............................................   5
Experts.....................................................   5

                               20,000,000 SHARES

                              CISCO SYSTEMS, INC.

                                  COMMON STOCK

                               -----------------

                                   PROSPECTUS
                               -----------------

                               FEBRUARY 11, 2000

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               11,891,749 SHARES

                              CISCO SYSTEMS, INC.

                                  COMMON STOCK

                       ----------------------------------

                             PROSPECTUS SUPPLEMENT
                       ----------------------------------

                              MERRILL LYNCH & CO.

                               FEBRUARY 14, 2000

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